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                                                                EXHIBIT 3.17


                          CERTIFICATE OF INCORPORATION

                                       OF

                             BILC ACQUISITION CORP.

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware" or the "General Corporation Law") , hereby certifies that:

                  FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is:

                             BILC ACQUISITION CORP.

                  SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre road, Wilmington, Delaware 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 20,000 shares of common stock, having a par value of $.01 per share.

                  FIFTH: The name and the mailing address of the incorporator is as follows:

NAME                                       MAILING ADDRESS
----                                       ---------------
Robert L. Lawrence                         c/o Kane Kessler, P.C.
                                           1350 Avenue of the Americas, 26th Fl.
                                           New York, New York 10019

                  SIXTH: The Corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its

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stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                  EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                           1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                           2. After the original or other By-laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of Directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-law or in a By-law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

                           3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  NINTH: No director of the Corporation shall have any personal liability to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision eliminating such personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation law or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation law as so amended. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  TENTH: The Corporation shall, to the fullest extent permitted by the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under the General Corporation Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by the General Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on October 27, 1997.

                                          /s/  Robert L. Lawrence
                                          --------------------------------------
                                          ROBERT L. LAWRENCE, Incorporator

                                       3

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                              CERTIFICATE OF MERGER

                                       OF

                             BILC ACQUISITION CORP.

                                       AND

                              ILC TECHNOLOGY, INC.

                  It is hereby certified that:

                  1. The constituent business corporations participating in the merger herein certified are:

                           (i)      BILC Acquisition Corp., which is
incorporated under the laws of the State of Delaware ("BILC"); and

                           (ii)     ILC Technology, Inc., which is incorporated
under the laws of the State of California.

                  2. An Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 30, 1997, as amended by Amendment No. 1 dated as of January 6, 1998, among BEC Group, Inc., BILC, and ILC Technology, Inc., setting forth the terms and conditions of the merger of ILC with and into BILC has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

                  3. BILC shall be the surviving corporation (the "Surviving Corporation") and the Certificate of Incorporation of BILC as in force and effect upon the effective date of the merger, shall be the Certificate of Incorporation of the Surviving Corporation, except that Article First thereof relating to the name of the corporation, is hereby amended and changed by striking out the Article First thereof and by substituting in lieu thereof a new Article First as follows:

                  "First: The name of the corporation (hereinafter referred to as the "Corporation") is: ILC Technology, Inc."

                  4. The name of the Surviving Corporation in the merger herein certified is BILC, which will continue its existence as the Surviving Corporation under the new name of "ILC Technology, Inc." upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

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                  5.       The executed Merger Agreement between the aforesaid
constituent corporations is on file at the principal place of business of the Surviving Corporation, the address of which is as follows:

                  ILC Technology, Inc., 399 Java Drive, Sunnyvale, California 94089.

                  6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without costs, to any stockholder of each of the aforesaid constituent corporations.

                  7. The total number of shares of stock which ILC Technology, Inc. has authority to issue is 10,000,000 shares, no par value.

Dated:            As of March 11, 1998

                                         BILC Acquisition Corp.

                                         By: /s/  Desiree Destefano
                                             -----------------------------------
                                             Name:  Desiree Destefano
                                             Title: Vice President, Finance

Dated:            As of March 11, 1998

                                         ILC Technology, Inc.

                                         By: /s/  Henry C. Baumgartner
                                             -----------------------------------
                                             Name: Henry C. Baumgartner
                                             Title: Chief Executive Officer

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                              CERTIFICATE OF MERGER

                                       OF

                             WOLFRAM ELECTRIC, INC.

                                      INTO

                              ILC TECHNOLOGY, INC.

                                ****************

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

ILC TECHNOLOGY, INC. a Delaware Corporation

WOLFRAM ELECTRIC, INC., a Nevada Corporation

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is ILC TECHNOLOGY, INC., a Delaware corporation.

FOURTH: That the Certificate of incorporation of ILC TECHNOLOGY, INC., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

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FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is ILC Technology, Inc., 399 Java Drive, Sunnyvale, CA 94089.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective on June 30, 1999.

                                       ILC TECHNOLOGY, INC.

                                       /s/ William C. Sullivan
                                       -----------------------------------------
                                       William C. Sullivan, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                              ILC TECHNOLOGY, INC.

ILC Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of ILC Technology, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         The name of the corporation is PerkinElmer Optoelectronics NC, Inc.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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         FOURTH: That this Certificate of Amendment of the Certificate of
Incorporation shall be effective on January 1, 2000.

         IN WITNESS WHEREOF, said ILC Technology. Inc., has caused this certificate to be signed by William C. Sullivan, its Secretary, this 29th day of November, 1999.

                                            /s/ William C. Sullivan
                                            -----------------------

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                      *****

         PerkinElmer Optoelectronics NC, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

         The Board of Directors of PerkinElmer Optoelectronics NC, Inc. adopted the following resolution on the 3rd day of January, 2001.

         Resolved, that the registered office of in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, PerkinElmer Optoelectronics NC, Inc. has caused this statement to be signed by John L. Healy, this 3d day of January, 2001.

                                            /s/ John L. Healy
                                            -----------------------------------
                                            Assistant Secretary
                                            PerkinElmer Optoelectronics NC, Inc.